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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                               INFOTOPIA, INC.
            (Exact Name of Registrant as Specified in Its Charter)

            Nevada                                                              95-4685068
(State or Other Jurisdiction of                                                (I.R.S. Employer
Incorporation or Organization)                                              Identification Number)

                                 218 Tearall
                         Raynham, Massachusetts 02767
                   (Address of Principal Executive Offices)

                     Consulting Agreement of Mark Levine
                           (Full title of the plan)

                    Consulting Agreement of Johanna McCann
                           (Full title of the plan)

                     Consulting Agreement of Lenny Sands
                           (Full title of the plan)

                            Incorp Services, Inc.
                        3675 Pecos-McLeod , Suite 1400
                           Las Vegas, Nevada 89121
                                (702) 866-2500
          (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                               ----------------
                                  Copies to:
                            Gerald A. Adler, Esq.
                             Bondy & Schloss LLP
                        6 East 43rd Street, 25th Floor
                           New York, New York 10017
                            Phone: (212) 661-3535
                              Fax: (212)972-1677


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                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                         Proposed
                                                  Proposed Maximum       Maximum
Title of Securities       Amount to be            Offering Price Per     Aggregate               Amount of
to be Registered          Registered              Share                  Offering Price          Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value   7,690,000 shares (1)    $.20                   $ 1,538,000             $ 406.03 (2)
$.001 per share
--------------------------------------------------------------------------------------------------------------------

Common Stock, par value   2,000,000 shares (3)    $.20                   $   400,000             $ 105.60 (4)
$.001 per share
--------------------------------------------------------------------------------------------------------------------

Common Stock, par value   5,000,000 shares (5)    $.20                   $ 1,000,000             $ 265.00 (6)
$.001 per share
--------------------------------------------------------------------------------------------------------------------


TOTAL                     14,690,000 shares                              $2,938,000              $ 776.63
--------------------------------------------------------------------------------------------------------------------

  (1) Represents 7,690,000 shares of Common Stock to be issued to a consultant as compensation for services rendered pursuant to his consulting agreement.

  (2) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") based upon the average of the bid and asked price as of November 7, 2000.

  (3) Represents 2,000,000 shares of Common Stock to be issued to a consultant as compensation for services rendered pursuant to his consulting agreement.

  (4) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") based upon the average of the bid and asked price as of November 7, 2000.

  (5) Represents 2,000,000 shares of Common Stock to be issued to a consultant as compensation for services rendered pursuant to her consulting agreement.

  (6) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") based upon the average of the bid and asked price as of November 7, 2000.







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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information specified in this
Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the Registration Statement in Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         This Registration Statement on Form S-8 (the "Registration Statement") of Infotopia, Inc., a Nevada corporation, (the "Registrant") covers 14,690,000 shares of the Registrant's common stock, par value $.001 per share ("Common Stock").


                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

                  (a)(i) The Registrant's Annual Report on Form 10-KSB filed on June 12, 2000.

                  (b)(i)   Current Report on Form 8-K filed on April 25, 2000.

                  (b)(ii)  Current Report on Form 8-K/A filed on July 11,
                           2000.

                  (b)(iii) Quarterly Report on Form 10-QSB filed on July 24,
                           2000 for the quarter ended May 31, 2000.

                  (b) (iv) Quarterly Report on Form 10-QSB filed on October
                           23, 2000 for the quarter ended August 31, 2000.

                  (c) The description of securities contained in the Registrant's Registration of Securities pursuant to
                           Section 12(g) of the Act dated December 10, 1998.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.

        Not applicable


Item 5. Interests of Named Experts and Counsel.

        None.

Item 6. Indemnification of Directors and Officers.

        The Nevada General Corporation Law (the "NGCL"), in general, allows corporations to indemnify their directors and officers against expenses actual and reasonable incurred in connection with a proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation unless and only to the extent that the court in which the action or suit was brought determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.


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Item 8.  Exhibits.

Exhibit No.                Description
-----------                -----------
4.1                        *Specimen Common Stock Certificate
5.1                        *Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.
23.1                       *Consent of Bondy & Schloss LLP  (included in Exhibit 5.1).
23.2                       *Consent of Merdringer, Fruchter, Rosen & Corso, P.C.
23.3                       *Consent of Randy Simpson, CPA, P.C.
24                         *Power of Attorney.
99.1                       *Consulting Agreement between the Registrant and Mark Levine dated
                            November 9, 2000.
99.2                       *Consulting Agreement between the Registrant and Johanna McCann dated
                            November 9, 2000.
99.3                       *Consulting Agreement between the Registrant and Lenny Sands dated
                            November 9, 2000.



------------------------------------------------------------------------------

* Filed herewith.


Item 9. Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Hoyng, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on the 9th day of November, 2000.

      Signature                        Title

/s/ Daniel Hoyng                       Chief Executive Officer, Chairman
------------------------               and Director
Daniel Hoyng

/s/ Ernest Zavoral                     President and Director
------------------------
Ernest Zavoral

/s/ Clinton Smith                      Director
------------------------
Clinton Smith

/s/ Marek Lozowicki                    Vice President, Secretary and Treasurer
------------------------
Marek Lozowicki

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on the 9th day of November, 2000.

                               INFOTOPIA, INC.

                               By:/s/ Daniel Hoyng
                                  ---------------------------------------------
                                      Daniel Hoyng, Chairman, Chief Executive
                                        Officer and Director



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of November, 2000.


      Signature                                                        Title
      ---------                                                        -----
/s Daniel Hoyng                                                        Chief Executive Officer, Chairman
-------------------------------------------                            and Director
Daniel Hoyng

/s/ Ernie Zavoral                                                      President, Director
---------------------------------------------
Ernie Zavoral

/s/ Clinton Smith                                                      Director
---------------------------------------------
Clinton Smith

/s/ Marek Lozowicki                                                    Vice President, Secretary and Treasurer
------------------------------------------
Marek Lozowicki

                                  EXHIBIT INDEX

Index and Description of Exhibits.

Exhibit No.                Description
-----------                -----------
4.1                        * Specimen Common Stock Certificate
5.1                        * Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.
23                         * Consent of Bondy & Schloss LLP  (included in Exhibit 5.1).
23.2                       * Consent of Merdringer, Fruchter, Rosen & Corso, P.C.
23.3                       * Consent of Randy Simpson, CPA, P.C.
24                         * Power of Attorney  (included  on p. II-4 of  Registration Statement on this Form
                             S-8).
99.1                       * Consulting Agreement between the Registrant and Mark Levine dated November 9, 2000.
99.2                       * Consulting Agreement between the Registrant and Johanna McCann dated  November 9,
                             2000.
99.3                       * Consulting Agreement between the Registrant and Lenny Sands dated  November 9, 2000.

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* Filed herewith.